RICA FOODS, INC. ANNOUNCES DEBT RESTRUCTURING

MIAMI, FL. OCTOBER 9, 2003. Rica Foods, Inc. (AMEX: RCF) has announced that it has entered into a trust agreement pursuant to which it has restructured its debt obligations with respect to approximately $36.3 million in principal amount of indebtedness. As more specifically described below, the Company has contributed or pledged substantially all of the assets of the Company’s wholly-owned subsidiaries (the “Subsidiaries”) to a trust (the “Trust”), which secures the Subsidiaries’ obligations with respect to approximately $36.3 million of indebtedness owed to nine financial institutions (the “Participating Lenders”).

In consideration for the establishment of the Trust, the Participating Lenders have agreed to waive any and all defaults, excluding defaults resulting from the failure to pay interest as due, that the Subsidiaries have committed or may commit prior to March 22, 2004 (the “Amnesty Period”) with respect to outstanding indebtedness owed to the Participating Lenders. Accordingly, the Subsidiaries have been relieved of any obligation to make principal payments to the Participating Lenders until the end of the Amnesty Period. The Subsidiaries are still required to pay interest to the Participating Lenders in accordance with the terms of an agreed upon schedule. After the end of the Amnesty Period, the Subsidiaries are required to resume the payment of principal.

As a result of the Company’s repayment in full, on September 24, 2003, of the Company’s outstanding indebtedness to Pacific Life Insurance Company, the Company has been released from certain negative covenants, including, among other things, restrictions on the Company’s ability to provide collateral to other lenders. Accordingly, the Company has agreed to the creation of the Trust to provide the Participating Lenders and, potentially other lenders, a higher level of asset collateralization than the Company was able to provide prior to the satisfaction of the Pacific Life indebtedness.

In order to fund the Trust, the Subsidiaries have transferred or pledged substantially all of their real and personal assets to the Trust (the “Trust Assets”). Under the terms of the trust agreement, the appraised value of the Trust Assets, which are being appraised under the supervision of the Trustee, must, at all times, be equal to or greater than 143% of the aggregate amount of the indebtedness secured by the Trust. The Participating Lenders have the right to designate experts to validate the appraised valuations. The Trust Agreement provides that additional Participating Lenders may execute and become subject to the terms of the Trust Agreement if the value of the Trust Assets continues to be equal to or greater than 143% of the aggregate amount of the indebtedness secured by the Trust.

The Company believes the Trust Assets will have an appraised value sufficient to collateralize the indebtedness of the Participating Lenders in accordance with the terms of the Trust Agreement. As of the date of this report, the Company estimates that in excess of 80% of the appraisals have already been completed and accepted by the Participating Lenders. The Company believes that the final appraised value of the Trust Assets may be sufficient to collateralize additional loans in accordance with the terms of the Trust Agreement.

If the Subsidiaries, among other things, fail to make any principal or interest payment to any of the Participating Lenders when due or become insolvent, the Subsidiaries will be in breach of the Trust Agreement (a “Breach”). In the event the Trustee notifies the Subsidiaries of a Breach, the

Subsidiaries will have fifteen days to cure such Breach (the “Cure Period”). If the Breach is not cured within the Cure Period, the Trustee must sell all of the Trust Assets and use the proceeds of such sale to repay to the Participating Lenders all outstanding indebtedness due and owed to them by the Subsidiaries. Any proceeds remaining after repayment is made in full to all of the Participating Lenders will be returned to the Subsidiaries. The Trust will terminate in accordance with its terms in the event of such a sale.

The Trust is governed by a Trust Agreement governed by the laws of Costa Rica. Consultores Financieros Cofin, S.A., a Costa Rican corporation, has been appointed to serve as the trustee of the Trust. The Trust has a stated term of ten years but may terminate earlier in the event that all of the outstanding indebtedness owed to the Participating Lenders is repaid.

Certain of the Company’s other existing creditor banks (the “Non-Participating Lenders”) are not signatories to the Trust Agreement. As of the date of this press release, the Company has borrowed from the Non-Participating Lenders an aggregate of approximately $11.3 million. As of the date of this press release, the Company is current in the payment of all of its obligations to the Non-Participating Lenders with the exception of a debt owed to Citibank (Costa Rica), S.A. (“Citibank”).

As previously disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2003, the Company has not made a payment of approximately $800,000 to Citibank, which payment was due and payable on July 31, 2003. As of June 30, 2003 and the date hereof, the Company had borrowed an aggregate of approximately $6.5 million from Citibank pursuant to various letters of credit (the “Citibank Indebtedness”). Citibank is not a signatory to the Trust agreement. The Company has received a demand for payment of the Citibank Indebtedness and has recently been served with notice of a court action pursuant to which Citibank is seeking payment of the Citibank Indebtedness. The Company intends to contest Citibank’s collection efforts. However, the Company could be materially, adversely impacted if Citibank successfully asserts that the Company is required to pay the Citibank Indebtedness and the Company is unable to secure an alternative source of financing. Although the Company is actively negotiating the issue with Citibank, there can be no assurances that the Company and Citibank will be able to enter into a mutually acceptable agreement with respect to the funds sought by Citibank.

The Company projects that prior to March 30, 2004, it will need to either secure approximately $11 million of new capital, enter into agreements with the Company’s existing lenders pursuant to which the scheduled maturity date of a comparable amount of debt is extended, or secure some combination of new capital and credit term amendments in order for the Company to continue to conduct operations at current historical levels. If the Company is unsuccessful for any reason, the Company’s business and/or business prospects could be materially adversely impacted.

Although the Company has been exploring more cost efficient and longer term sources of capital, the Company has not yet secured an alternative long-term financing source that will insulate it from the risks associated with the loss of one of its short-term capital sources. In addition, as of the date of this press release, the Company has not secured all of the capital resources it believes it will need over the next six months.

Upon the translation of the Trust Agreement from the Spanish language to English, the Company intends to file the Trust Agreement as a material contract.

This Current Report on Form 8-K contains “ forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may affect the operating results of the Company are the following: (i) fluctuations in the cost and availability of raw materials, such as feed grain costs in relation to historical levels; (ii) market conditions for finished products, including the supply and pricing of alternative proteins which may impact the Company’s pricing power; (iii) risks associated with leverage, including cost increases attributable to rising interest rates; (iv) changes in regulations and laws, including changes in accounting standards, environmental laws, occupational and labor laws, health and safety regulations, and currency fluctuations; (v) the effect of, or changes in, general economic conditions; and (vi) risks associated with the Company’s lack of long-term capital financing commitments.

Words such as expects, anticipates, intends, plans, believes, seeks, estimates, should and variations of those words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements made by the Company and its management are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligations to update or review any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise. Such forward -looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors that could affect the Company’s results, reference is made to the Company’ s registration statements, reports, or other documents filed with the Securities and Exchange Commission.

For more information contact us at (305) 858-9480, or email to: mmarenco@ricafoods.com.